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                                                                      Exhibit 23




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-106330, 333-39738, 333-66426, 333-120100 of
Public Service Enterprise Group Incorporated (the "Company") on Form S-8 and Registration Statement Nos. 33-49123, 333-47714, 333-120111, and 333-101400 of
the Company on Form S-3 of our reports dated February 28, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 2, the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 2), relating to the financial statements and financial statement schedule of the Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

February 28, 2005